Exhibit 99.2

Administracion de Seguros de Salud November 1, 2018 to September 30, 2019 PSG (MI Salud) PMPM Premium Rates
Rate Cell	PMPM Premium Rate
Medicaid Pulmonary	$208.27
Medicaid Diabetes or Low Cardio	$322.97
Medicaid High Cardio	$704.54
Medicaid Renal	$1,471.71
Medicaid Cancer	$1,688.77
Medicaid Male 45+	$120.77
Medicaid Male 19-44	$87.44
Medicaid Male 14-18	$72.98
Medicaid Female 45+	$157.42
Medicaid Female 19-44	$108.21
Medicaid Female 14-18	$83.30
Medicaid Age 7-13	$75.25
Medicaid Age 1-6	$87.48
Medicaid Under 1	$249.25
Commonwealth Pulmonary	$137.49
Commonwealth Diabetes or Low Cardio	$173.79
Commonwealth High Cardio	$375.75
Commonwealth Renal	$607.43
Commonwealth Cancer	$1,250.44
Commonwealth Male 45+	$66.88
Commonwealth Male 19-44	$47.59
Commonwealth Male 14-18	$45.49
Commonwealth Female 45+	$94.63
Commonwealth Female 19-44	$76.24
Commonwealth Female 14-18	$56.54
Commonwealth Age 7-13	$61.58
Commonwealth Age 1-6	$69.21
Commonwealth Under 1	$260.25
CHIP Pulmonary	$191.68
CHIP Diabetes	$503.89
CHIP Age 7-13	$68.46
CHIP Age 14+	$63.08
CHIP Age 1-6	$91.16
CHIP Under 1	$256.09
Dual Eligible Part A and B	$740.27
Dual Eligible Part A Only	$299.62
Maternity Delivery Kick Payment	$4,641.59